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                                                                    EXHIBIT 23.5


                        CONSENT OF HOVDE FINANCIAL, INC.

         The undersigned, acting as an independent financial advisor to the Board of Directors of F&M Bancorporation, Inc., hereby consents to the reference to our firm in the Form S-4 Registration Statement, and joint proxy statement-prospectus included therein, relating to the acquisition of F&M Bancorporation, Inc. by Citizens Banking Corporation, and to the inclusion of our fairness opinion as an annex to the joint proxy statement-prospectus. In giving this consent, we do not admit that we are an "expert" whose consent is required under the Securities Act of 1933.


Dated: September 3, 1999


                              HOVDE FINANCIAL, INC.


                              By: /s/ Hovde Financial, Inc.
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